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As filed with the Securities and Exchange Commission on February 19, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOTORCAR PARTS & ACCESSORIES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2153962 (Employer Identification No.)
2929 California Street Torrance, California 90503 (310) 212-7910 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
MOTORCAR PARTS & ACCESSORIES, INC. 1994 STOCK OPTION PLAN (Full title of the plan)

Charles W. Yeagley
Chief Financial Officer
2929 California Street
Torrance, California 90503
(310) 212-7910
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Christina E. Melendi, Esq. Riordan & McKinzie 300 South Grand Avenue 29th Floor Los Angeles, California 90071 (213) 629-4824

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, par value $.01 per share	195,000	$2.55	$497,250	$46.00

(1)
Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1994 Stock Option Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices for the registrant's common stock as of the close of market on February 18, 2003.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form S-8 relates to shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Motorcar Parts & Accessories, Inc. (the "Registrant"), which may be issued under the Registrant's 1994 Stock Option Plan, as amended (the "Plan"). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-70571), as filed with the Securities and Exchange Commission (the "Commission") on January 14, 1999, the Registrant's Registration Statement on Form S-8 (File No. 333-18651) as filed with the Commission on December 23, 1992 and the Registrant's Registration Statement on Form S-8 (File No. 333-93988) as filed with the Commission on June 27, 1995, covering an aggregate of 960,000 shares of Common Stock that may be issued pursuant to the Plan. This Registration Statement is being filed to register an additional 195,000 shares of the Registrant's Common Stock subject to issuance under the Plan.

Item 8.    Exhibits.

  5.1    Opinion of Riordan & McKinzie, as to the legality of the common stock registered hereby.

23.1    Consent of Grant Thornton LLP.

23.2    Consent of Riordan & McKinzie (contained in exhibit 5.1).

24.1    Power of Attorney (included on page II-2).

99.1    Form of the Company's 1994 Stock Option Plan.

99.2    Form of the Company's Amendment No. 1 to the 1994 Stock Option Plan.

99.3    Form of the Company's Amendment No. 2 to the 1994 Stock Option Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 11th day of February, 2003.

MOTORCAR PARTS & ACCESSORIES, INC.
By:	/s/ CHARLES W. YEAGLEY Charles W. Yeagley Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ ANTHONY SOUZA Anthony Souza	President and Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2003
/s/ CHARLES W. YEAGLEY Charles W. Yeagley	Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2003
/s/ SELWYN JOFFE Selwyn Joffe	Chairman of the Board and Director	February 11, 2003
/s/ MEL MARKS Mel Marks	Director	February 11, 2003
/s/ MURRAY ROSENZWEIG Murray Rosenzweig	Director	February 11, 2003
/s/ DOUGLAS HORN Douglas Horn	Director	February 11, 2003
/s/ IRVING SIEGEL Irving Siegel	Director	February 11, 2003

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Riordan & McKinzie, as to the legality of the common stock registered hereby.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Riordan & McKinzie (contained in exhibit 5.1).
99.1	Form of the Company's 1994 Stock Option Plan.
99.2	Form of the Company's Amendment No. 1 to the 1994 Stock Option Plan.
99.3	Form of the Company's Amendment No. 2 to the 1994 Stock Option Plan.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX